UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2018

Oncobiologics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clarke Drive Cranbury, New Jersey	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.¨ ☒

Item 1.01	Entry into a Material Definitive Agreement

On July 18, 2018, and as contemplated by that certain previously announced agreement in principle dated June 20, 2018, Oncobiologics, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with GMS Tenshi Holdings Pte. Limited (the “Investor”), a Singapore private limited company and the Company’s controlling stockholder and strategic partner, pursuant to which the Company exchanged an aggregate of 58,735 shares of voting Series A Convertible Preferred Stock (the “Series A”) held by Investor for 58,735 shares of its newly created series of voting convertible preferred stock, voting Series A-1 Convertible Preferred Stock, par value $0.01 per share (the “Series A-1”). Accordingly, all of the issued Series A have been retired and cancelled and may not be reissued as shares of such series in accordance with their terms. If the exchange of the Series A held by Investor for newly created Series A-1 did not occur on or prior to July 20, 2018, the Company agreed to pay Investor a conversion premium equal to $10 million (as liquidated damages) via wire transfer of immediately available funds in lieu of any such exchange.

In connection with the entry into the Exchange Agreement, the Company and the Investor amended the Investor Rights Agreement dated September 11, 2017, as amended, (the “Second Amendment to Investor Rights Agreement”) in order to provide the Investor certain registration and other rights with respect to the shares of Common Stock to be acquired upon conversion of the Series A-1 issued pursuant to the Exchange Agreement.

A total of 200,000 shares of Series A-1 have been authorized for issuance under the Certificate of Designation of Series A-1 Convertible Preferred Stock of Oncobiologics, Inc. (the “Certificate of Designation”). The shares of Series A-1 have a stated value of $100.00 per share, are initially convertible into 8,879,780 shares of the Common Stock and rank senior to all junior securities (as defined in the Certificate of Designation).

The Series A-1 is intended to have the same conversion and dividend features as the Series A, but reflect an increased redemption premium and increased liquidation preference that provides Investor with similar redemption premium and liquidation preference as before the June 20, 2018 conversion of 208,836 shares of Series A by Investor.

The Series A-1 accrue dividends at a rate of 10% per annum, compounded quarterly, payable quarterly at the Company’s option in cash or in kind in additional shares of Series A-1. The Series A-1 is also entitled to dividends on an as-if-converted basis in the same form as any dividends actually paid on shares of Common Stock or other securities. The initial conversion rate is subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification or other recapitalization affecting the Common Stock. The holders of the Series A-1 have the right to vote on matters submitted to a vote of the Company’s stockholders on an as-converted basis, voting with the Company’s other stockholders as a single class. In addition, without the prior written consent of a majority of the outstanding shares of Series A-1, the Company may not take certain actions, including amending its certificate of incorporation or bylaws, or issuing securities ranking pari passu or senior to the Series A-1.

The terms of the Series A-1 distinguish between certain liquidation events (such as a voluntary or involuntary liquidation, dissolution or winding up of the Company) and “deemed” liquidation events (such as a sale of all or substantially all of the Company’s assets, various merger and reorganization transactions, being delisted from NASDAQ, and the occurrence of an event of default under the terms of the senior secured notes), in each case as defined in the Certificate of Designation. In the event of a liquidation (as defined in the Certificate of Designation), the liquidation preference payable equals the sum of (A) 550% of the Series A-1 stated value per share plus (B) an amount equal to (x) 550% of any accrued, but unpaid, preferred dividends (as defined in the Certificate of Designation) plus (y) any unpaid participating dividends (as defined in the Certificate of Designation). In the case of a deemed liquidation event (as defined in the Certificate of Designation), the multiplier is increased to 600%.

The Series A-1 is convertible at any time at the option of the holder based on the then applicable conversion rate. If conversion is in connection with a liquidation (as defined in the Certificate of Designation), the holder is entitled to receive 550% of the number of shares of common stock issuable based upon the then applicable conversion rate. In the event of a deemed liquidation event (as defined in the Certificate of Designation), the multiplier is increased to 600%.

Additionally, the holder may irrevocably require the Company to redeem the Series A-1 in the event of a deemed liquidation event for the sum of (A) 600% of the Series A-1 stated value per share plus (B) an amount equal to (x) 600% of any accrued, but unpaid, preferred dividends (as defined in the Certificate of Designation) plus (y) any unpaid participating dividends (as defined in the Certificate of Designation), although such redemption may not be made without the consent of the senior secured noteholders if such notes are outstanding at the time of any such redemption.

The shares of Series A-1 have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. The exchange of the Series A-1 for the shares of Series A held by the Investor was made in reliance on Sections 3(a)(9) and 4(a)(2) under the Securities Act, without general solicitation or advertising.

The Exchange Agreement contains ordinary and customary provisions for agreements of this nature, such as representations, warranties, covenants and indemnification obligations.

The foregoing description of the Exchange Agreement, Second Amendment to Investor Rights Agreement, and of the rights, preferences and privileges of the Series A-1 is a summary of the material terms of such agreements and the Certificate of Designation, does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, Second Amendment to Investor Rights Agreement, and to the Certificate of Designation, which are filed as Exhibits 10.1, 10.2 and 3.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders

The information called for by this item is contained in Item 1.01, which is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information called for by this item is contained in Item 1.01, which is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 18, 2018, at a special meeting held solely for that purpose, and prior to the entry into the Exchange Agreement, the Investor, as holder of all of the outstanding Series A, unanimously approved the creation of the Series A-1, as required by the terms of the Series A. All 52,509 shares of Series A outstanding and entitled to vote at the special meeting approved the proposal. There were no votes withheld, abstentions or broker non-votes.

Item 8.01	Other Events

On July 19, 2018, the Company issued a press release announcing the entry into the Exchange Agreement and other actions contemplated thereby and in connection therewith, including the issuance of the Series A-1 and the amendment of the Investor Rights Agreement, which press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

The information contained in Exhibit 99.1 shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series A-1 Convertible Preferred Stock of Oncobiologics, Inc.
10.1	Exchange Agreement by and between Oncobiologics, Inc. and GMS Tenshi Holdings Pte. Limited, dated July 18, 2018.
10.2	Second Amendment to Investor Rights Agreement, dated July 18, 2018.
99.1	Press Release dated July 19, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncobiologics, Inc.

Date: July 19, 2018	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer and Interim Chief Executive Officer